UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2021
DARÉ BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36395	20-4139823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3655 Nobel Drive, Suite 260
San Diego, CA 92122
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (858) 926-7655

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	DARE	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events
Included as Exhibit 99.1 to this report is a presentation about Daré Bioscience, Inc. ("Daré”) and its product candidates, dated June 30, 2021, which is incorporated herein by reference. Daré intends to use the presentation and its contents in various meetings with investors, securities analysts and others, commencing on June 30, 2021.
As planned, and as indicated in the presentation included as Exhibit 99.1 to this report, Daré submitted a new drug application (“NDA”) to the U.S. Food and Drug Administration (“FDA”) for DARE-BV1 for the treatment of bacterial vaginosis during the second quarter of 2021, in June 2021. Daré requested an application fee waiver for the NDA submission, using the small business eligibility criteria available under the Prescription Drug User Fee Act, or PDUFA, and believes it complies with all requirements necessary to receive such fee waiver. Daré also requested priority review status for the NDA upon submission, which, if granted, could allow for a review period of six months from the FDA's receipt of the NDA submission, rather than the 10-month review period for non-priority submissions. Daré expects to receive notice from the FDA before the end of August 2021 regarding its determination whether to accept the NDA submission for filing and proceed with a substantive review. Assuming the FDA accepts the NDA for filing and review, grants priority review, sets a goal date for a decision, or a PDUFA date, within approximately six months from the NDA submission date, and approves the NDA in 2021, Daré would expect a commercial launch of DARE-BV1 in the United States in the first half of 2022. Ongoing strategic discussions and other activities to support a robust market introduction of the product in 2022, if approved, are underway, and Daré intends to finalize and announce the commercialization strategy for DARE-BV1 in the U.S. in 2021. Commercialization arrangements for DARE-BV1 may include granting pharmaceutical companies with other commercial products in women's health out-licenses to exclusively market, sell and distribute the product, if approved, in specific geographies, engaging commercial sales organizations to utilize their internal sales organizations and other commercial functions for market access, marketing, distribution, and other related services, or assembling a hybrid of these potential options to co-promote the product.

Cautionary Statement Regarding Forward-Looking Statements
This report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements relating to potential FDA review and approval of the DARE-BV1 NDA and commercialization arrangements and timing for DARE-BV1. To the extent that statements contained in this report are not descriptions of historical facts, they are forward-looking statements. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including, without limitation, the risks and uncertainties inherent in the development of and regulatory review process for Daré’s product candidates, including DARE-BV1, and Daré’s ability to continue as a going concern. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in the forward-looking statements, as well as risks relating to Daré’s business in general, please refer to Daré’s annual report on Form 10-K filed with the SEC on March 30, 2021, and its current and future periodic reports filed with the SEC. You are urged to consider these factors carefully in evaluating the forward-looking statements in this report and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, Daré expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Corporate presentation, dated June 30, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARÉ BIOSCIENCE, INC.
Dated: June 30, 2021	By:	/s/ Sabrina Martucci Johnson
	Name:	Sabrina Martucci Johnson
	Title:	President and Chief Executive Officer